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                                                                     Exhibit 5.1








                                                October 22, 2002




PCA LLC
PCA Finance Corp.
815 Matthews-Mint Hill Road
Matthews, North Carolina 28105

                       Registration Statement on Form S-4
                       ----------------------------------

Dear Ladies and Gentlemen:

                  In connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by PCA LLC, a Delaware limited liability company ("PCA"), PCA Finance Corp., a Delaware corporation ("PCA Finance" and, together with PCA, the "Issuers") and certain related entities (the "Guarantors"), with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations under the Act, I have been requested to render my opinion as to the following matters. The Registration Statement relates to the registration under the Act of the Issuers' 11.875% Senior Notes due 2009 (the "Exchange Notes") and the guarantees of each of the Exchange Notes by the Guarantors (the "Guarantees"). The Exchange Notes are to be offered in exchange for the Issuers' outstanding 11.875% Senior Notes due 2009 (the "Initial Notes"). The Exchange Notes will be issued by the Issuers pursuant to the terms of the Indenture (the "Indenture"), dated as of June 27, 2002, among the Issuers, the Guarantors and The Bank of New York, as trustee (the "Trustee"). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Registration Statement.

                  In connection with this opinion, I have examined originals, conformed copies or photocopies, certified or otherwise identified to my satisfaction, of the following documents (collectively, the "Documents"):

                  (i)      the Registration Statement;

                  (ii) the Indenture, including as exhibits thereto the forms of Exchange Note and the related Guarantees, included as Exhibit 4.1 to the Registration Statement; and


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                  (iii)    the Registration Rights Agreement included as Exhibit
4.3 to the Registration Statement.

                  In addition, I have examined: (i) those corporate, limited liability company and partnership records of each of the Guarantors as I have considered appropriate, and each certified as in effect on the date hereof; and
(ii) those other certificates, agreements and documents as I deemed relevant and necessary as a basis for the opinions hereinafter expressed.

                  In my examination of the aforesaid documents and in rendering the opinions set forth below, I have assumed, without independent investigation,
(i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to me as originals, (iii) the conformity to the original documents of all documents submitted to me as certified, photostatic, reproduced or conformed copies of validly existing agreements or other documents, (iv) the authenticity of all the latter documents and (v) the legal capacity of all individuals who have executed any of the documents which I examined. I have also relied upon certificates of public officials.

                  Based on the foregoing, and subject to the assumptions, exceptions and qualifications set forth herein, I am of the opinion that:

1. Each Guarantor not incorporated or formed in the State of Delaware (each, a "Non-Delaware Guarantor") is duly incorporated or formed, as the case may be, and is validly existing under the laws of its state of incorporation or formation.

2. Each Non-Delaware guarantor has the requisite corporate, limited liability company or limited partnership power and authority to execute, deliver and perform its obligations under each of the Documents to which it is a party.

3. The Indenture has been duly and validly authorized, executed and delivered by each Non-Delaware Guarantor.

4. Upon completion of the exchange contemplated by the Registration Statement and the Indenture, the Guarantees will be duly authorized, executed and delivered by each Non-Delaware Guarantor.

5. The execution and delivery by each Non-Delaware Guarantor of each Document to which it is a party and the performance of their obligations thereunder do not violate or result in a breach of or default under such Non-Delaware Guarantor's certificate or articles of incorporation, certificate of formation, certificate of limited partnership, by-laws, limited liability company agreement, limited partnership agreement or other organizational documents, or laws, rules or regulations of the state of incorporation or formation of such Non-Delaware Guarantor that are applicable to such entity.




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                  The foregoing opinions are subject to the qualification that the enforceability of the Indenture and the Exchange Notes is subject to (i) bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and other similar laws affecting the rights of creditors generally, and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity).

                  The opinions expressed in this letter are solely for your use and benefit, and the use of your counsel, Paul, Weiss, Rifkind Wharton & Garrison, and may not be relied upon by any other person without my prior approval.

                  I hereby consent to the use of my name in the Registration Statement and in the prospectus contained in the Registration Statement as it appears in the caption "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not hereby admit that I am in a category of persons whose consent is required by the Act or the rules and regulations under the Act.

                                        Very truly yours,


                                        /s/ J. Robert Wren
                                        ---------------------------------
                                        J. Robert Wren